UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 27, 2008 (August 25, 2008)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Edmond S. Thomas, President and Chief Executive Officer, and Steven H. Benrubi, Executive Vice President and Chief Financial Officer of The Wet Seal, Inc. (the “Company” and collectively, the “Executives”), entered into pre-arranged stock trading plans to sell a limited amount of their shares of Wet Seal common stock for personal financial management purposes, both designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plans”).

The 10b5-1 Plan entered into by Mr. Thomas allows for the sale of a maximum of (i) 75,000 shares of the Company’s Class A common stock (the “Class A common stock”), associated with restricted stock awards received by Mr. Thomas, with such sales commencing on each of October 9, 2008, 2009 and 2010 and ending upon the complete sale of the respective amount of shares and (ii) 75,000 shares of Class A common stock underlying performance share awards received by Mr. Thomas, with such sales commencing on the first trading day after a tranche of performance shares have vested and terminating upon the sale of the respective amount of shares. The 10b5-1 Plan entered into by Mr. Benrubi allows for a sale of shares of Class A common stock underlying stock options received by Mr. Benrubi during the weeks of September 23 through September 30, in each of 2008, 2009 and 2010. Mr. Benrubi’s plan allows for sales of 30,000, 15,000 and 15,000 shares of Class A common stock during the respective periods.

Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: August 27, 2008	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi Title: Executive Vice President and Chief Financial Officer